INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Premier Alliance Group, Inc. (Amendment No. 2 of Form S-1) of our report dated May 10, 2012 with respect to our audit of the financial statements of Premier Alliance Group, Inc. as of December 31, 2011 and for the year ended December 31, 2011, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Scharf Pera & Co., PLLC
Charlotte, North Carolina
June 6, 2013